Exhibit 3.1

FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HERTZ GLOBAL HOLDINGS, INC.

HERTZ GLOBAL HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is Hertz Global Holdings, Inc. (the “Corporation”).

2.             The Corporation was originally formed as CDRG Acquisition, LLC, a limited liability company formed under the jurisdiction of the State of Delaware on July 15, 2005.  An Amended and Restated Certificate of Formation changing CDRG Acquisition, LLC’s name to CCMG Acquisition, LLC was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 12, 2005. A Certificate of Conversion, converting CCMG Acquisition, LLC into a corporation and changing its name to CCMG Holdings, Inc., and the original Certificate of Incorporation of the Corporation, were filed with the Secretary of State on August 31, 2005. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 19, 2005. A Certificate of Amendment, changing the name of the Corporation from CCMG Holdings, Inc. to Hertz Global Holdings, Inc. was filed with the Secretary of State on March 9, 2006.

3.             The Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, so as to read in its entirety in the form attached hereto as Exhibit A and incorporated herein by this reference (Exhibit A and this Certificate collectively constituting the Corporation’s Amended and Restated Certificate of Incorporation).

4.             The amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment and restatement, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment and restatement.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation of the Corporation on the ___ day of __________, 2006.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HERTZ GLOBAL HOLDINGS, INC.

FIRST.  Name.  The name of the corporation is Hertz Global Holdings, Inc. (the “Corporation”).

SECOND.  Registered Office.  The Corporation’s registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  Purpose.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.  Capital Stock.  The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000 shares, consisting of:  (a) 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (b) 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.

(a)   Common Stock.  Except as otherwise provided (i) by the General Corporation Law of the State of Delaware, (ii) by Section (b) of this Article Fourth, or (iii) by resolutions, if any, of the Board of Directors fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock.  Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock, and shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

(b)   Preferred Stock.  Subject to the provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.  Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is authorized to increase or decrease

(but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series.

FIFTH. Management of Corporation.  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)   The directors of the Corporation, subject to any rights of the holders of shares of any class or series of Preferred Stock to elect directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. One class’s initial term will expire at the first annual meeting of the stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, another class’s initial term will expire at the second annual meeting of the stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation and another class’s initial term will expire at the third annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation, with directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation, subject to any rights of the holders of shares of any class or series of Preferred Stock, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  In the case of any increase or decrease, from time to time, in the number of directors of the Corporation, the number of directors in each class shall be apportioned as nearly equal a possible.  No decrease in the number of directors shall shorten the term of any incumbent director.

(b)   Subject to any special rights of any holders of any class or series of Preferred Stock to elect directors, the precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board of Directors.

(c)   Subject to this Article Fifth, the election of directors may be conducted in any manner approved by the officer of the Corporation presiding at a meeting of the stockholders or the directors, as the case may be, at the time when the election is held and need not be by written ballot.

(d)   Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, a director may be removed from office only for cause and only by the affirmative vote of holders of at least a majority of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors.

(e)   Subject to any rights of the holders of shares of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, and except as otherwise provided by law, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification, removal of any director or from any other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

(f)    All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(g)   The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation.

(h)   To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law of the State of Delaware is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

(i)    To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, the Corporation shall indemnify and advance expenses to the directors of the Corporation, provided that, except as otherwise provided in the By-Laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors.  The rights provided by this Article Fifth, Section (i) shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

SIXTH.  Stockholder Action by Written Consent. If at any time Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-investor L.P., CD&R Parallel Fund VII, L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P., CEP II Participations S.à.r.l., ML Global Private Equity Fund, L.P., Merrill Lynch Ventures L.P. 2001, CMC-Hertz Partners, L.P., ML Hertz Co-Investor, L.P. and their respective affiliates (collectively, the “Sponsors”) collectively beneficially own 50.0% or less of the outstanding shares of Common Stock, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders. The By-Laws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

SEVENTH  Special Meetings.  A special meeting of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office, and any right of the stockholders of the Corporation to call a special meeting of the stockholders is specifically denied.

EIGHTH.  Business Opportunities.  To the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware and except as may be otherwise expressly agreed in writing by the Corporation and any Sponsor, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to any of the Sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such person shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation.  Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth.  Neither the alteration, amendment or repeal of this Article Eighth nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Eighth shall eliminate or reduce the effect of this Article Eighth in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article Eighth, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

NINTH.  Section 203 of the General Corporation Law.  The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, “Business Combinations With Interested Stockholders”, as permitted under and pursuant to subsection (b)(3) of the General Corporation Law of the State of Delaware.

TENTH.  Amendment.  The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Article Fifth, Section (h) or Section (i) shall not adversely affect any right or protection existing under this Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal, and provided, further that Articles Fifth, Sixth, Seventh, Eighth and Ninth shall not be amended, altered or repealed without the affirmative vote of holders of at least two-thirds of the votes to which all the stockholders of the Corporation would be entitled to cast in any election of directors or class of directors.